[eCollege Letterhead]

July 18, 2002

Douglas H. Kelsall
Executive Vice President & CFO
10200 A East Girard Avenue
Denver, Colorado 80231

Re: Amendment to Employment Agreement

Dear Doug:

I am writing to confirm certain amendments to your Employment Agreement dated August 9, 1999. Effective July 18, 2002, the non-competition provision of your Employment Agreement is extended from six (6) months to twelve (12) months, and your severance pay is increased from six (6) months to twelve (12) months, pursuant to the terms set forth in your Employment Agreement.

No terms and conditions of your Employment Agreement, other than the terms that are expressly amended in this letter, are changed by this letter.

If you have any questions regarding this matter, please do not hesitate to contact me. Please acknowledge your understanding and acceptance of this amendment to your Employment Agreement by signing below and returning this document to the General Counsel on or before August 2, 2002.

Sincerely,

/s/Oakleigh Thorne

Oakleigh Thorne
CEO

Acknowledged and Accepted By:

/s/Douglas H. Kelsall

Douglas H. Kelsall
Executive Vice President & CFO